UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. ____)

Filed by the Registrant

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Filed by a Party other than the Registrant

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Check the appropriate box:

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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to §240.14a-12

ASSOCIATED BANC-CORP
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:

☐	Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 240.0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
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ASSOCIATED BANC-CORP

Supplement to

Proxy Statement dated March 13, 2018

This Supplement to the Proxy Statement of Associated Banc-Corp (the “Company”), filed on Schedule 14A with the Securities and Exchange Commission on March 13, 2018 (the “Proxy Statement”) in connection with the Annual Meeting of Shareholders to be held on April 24, 2018, is being filed solely for the purpose of correcting certain information provided on the table under the heading “Security Ownership of Directors and Management – Common Stock” on page 17 of the Proxy Statement.

Specifically, the number of shares of Company common stock beneficially owned by Richard T. Lommen, a Director of the Company, as of February 27, 2018 was erroneously reported in the column “Amount and Nature of Beneficial Ownership” as 67,828 shares.  As a result, the Proxy Statement is hereby supplemented (1) to state the correct number of shares of common stock beneficially owned by Mr. Lommen as of such date, which was 163,828 shares, and (2) to correct the resulting total number of shares of common stock beneficially owned by “All Directors and Executive Officers as a group (27 persons)” as of such date from 3,619,348 to 3,715,348.

This Supplement does not revise or update any other information set forth in the Proxy Statement, and should be read in conjunction with the Proxy Statement.  From and after the date of this supplement, any references to the “Proxy Statement” are to the Proxy Statement as supplemented hereby.

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The date of this Proxy Statement Supplement is March 19, 2018.